                                                                       Exhibit 2

                                    AGREEMENT

         AGREEMENT, dated as of June 11, 1998, by and among Lawrence Pesin having an address at 700 Astri Terrace, Valley Cottage, NY 10989 ("Seller"), Concord Camera Corp., a New Jersey corporation having an address at 35 Mileed Way, Avenel, New Jersey 07001 (the "Company"), and each of the individuals whose names are set forth at the foot of this Agreement, having an address care of the Company (collectively, the "Purchasers").

         WHEREAS, Seller is a participant in the Management Stock provisions of the Company, pursuant to which he has purchased 37,500 shares of common stock of the Company (the "Shares") and is the holder of an option to purchase 37,500 shares of common stock of the Company (the "Option") and is the obligor under a promissory note to the Company in an outstanding principal amount equal to $201,562.50 plus accrued interest (the "Note").

         WHEREAS, each of the Purchasers desires to purchase from Seller the number of Shares and portion of the Option set forth opposite their respective names at the foot of this Agreement in consideration of the assumption of each of the Purchasers of all of Seller's obligations under the portion of the Note set forth opposite their respective names at the foot of this Agreement; and

         WHEREAS, the Company is willing to consent to such purchase, sale and assumption and upon the occurrence thereof is willing to release Seller from any further obligations under the Note.

         NOW, THEREFORE, the parties hereby take the actions evidenced by this Agreement and agree as follows:

         1. Seller hereby represents and warrants to each of the Purchasers that Seller is the record and beneficial owner of the Shares of the Option free and clear of any liens, claims or encumbrances of any type whatsoever, except for the pledge of the Shares to the Company as security for payment of the Note, and that the outstanding principal amount of the Note is as set forth above.

         2. Seller hereby sells, transfers and conveys to each of the Purchasers, and each of the Purchasers hereby accepts, the number of Shares and the portion of the Option set forth opposite each such Purchaser's name at the foot of this Agreement and each of the Purchasers hereby assumes all of Seller's obligations under the portion of the Note set forth opposite each such Purchaser's name at the foot of this Agreement.

         3. The Company hereby consents to the foregoing and releases Seller from any and all obligations of Seller under the Note. Concurrently with the execution and delivery hereof, the Company has returned to Seller the Note stamped canceled.

         4. Concurrently with the execution and delivery hereof, each of the Purchasers has delivered to the Company, and the Company has accepted, a new promissory note evidencing the portion of the principal amount of the Note plus accrued interest assumed by each Purchaser, a pledge agreement granting to the Company a security interest in the Shares purchased by each Purchaser and the certificate in the name of each Purchaser representing such Shares.


                                      2-1

         5. Indemnification - The Company and the Purchasers acknowledge that in acquiring the Shares and Options (a) the Purchasers are not relying upon any representations or warranties by the Seller, either as to the financial condition, business condition or prospects of the Company or as to the legal or tax implications of the transfer of Shares and/or Option hereby; and (b) the Purchasers are relying upon the Annual Report of the Company for the fiscal year ended June 30, 1997 and the report of the Company to the Securities and Exchange Commission on Form 10-Q for the nine months ended March 31, 1998 and such other statements, if any, as have been made to them by the Company. The Company represents to the Purchasers that neither of the foregoing reports contains a materially misleading representation or fails to disclose any fact, the omission of which would cause any statement therein contained to be materially misleading. To the fullest extent permitted by applicable law, the Company agrees to indemnify and hold the Seller harmless from and against any and all expenses (including attorneys' fees and costs), judgments and fines incurred by him or on his behalf in connection with any threatened, pending or completed action, suit or proceeding in which he is or becomes a party by virtue of the transfer and/or sale of the Shares and Option contemplated hereby.

         6. Amendment of Option Agreement - Section 10 of the Option Agreement dated December 22, 1996 is hereby amended to permit the transfer of an Option to purchase 37,500 shares of common stock of the Company by the Seller to the Purchasers pursuant to this Agreement.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its representatives thereunto duly authorized, and each of Seller and the Purchasers has duly authorized, and each of Seller and the Purchasers has duly executed this Agreement as of the day and year first above written.

                                   SELLER


                                   ______________________________
                                   Lawrence Pesin



                                   CONCORD CAMERA CORP.


                                   By: __________________________
                                   Name:  Ira B. Lampert
                                   Title:  Chairman and Chief Executive Officer



Purchaser: Brian King              ______________________________
                                   Brian King
Number of Shares


                                      2-2

Purchased:  18,750

Option with respect to
18,750 Shares

Principal amount of
Promissory Note: $100,781.25
plus accrued interest



Purchaser: Keith Lampert           ______________________________
                                   Keith Lampert
Number of Shares
Purchased: 18,750

Option with respect to
18,750 shares

Principal amount of
Promissory Note: $100,781.25
plus accrued interest


                                      2-3

                                    AGREEMENT

                  AGREEMENT, dated as of June 11, 1998 by Brian King ("King") and Keith Lampert ("Lampert').

                  Reference is made to (i) that certain Amended and Restated Voting Agreement, dated February 28, 1997, among Concord Camera Corp., a New Jersey Corporation (the "Company"), King, Lampert and certain other parties signatory thereto (the "Voting Agreement") and (ii) that certain Agreement, dated June 11, 1998 by and among Lawrence Pesin ("Pesin"), the Company, King and Lampert (the "Pesin Agreement").

                  Each of King and Lampert hereby agrees, for the benefit of the parties to the Voting Agreement, (i) that the shares of common stock of the Company he is purchasing pursuant to the Pesin Agreement and the shares of common stock of the Company issuable upon exercise of the options he is purchasing pursuant to the Pesin Agreement shall be deemed to be "Shares" as defined in the Voting Agreement and, as such, shall be subject to the Voting Agreement, and (ii) to be bound by the Voting Agreement with respect to the shares of common stock he is purchasing pursuant to the Pesin Agreement and the shares of common stock of the Company issuable upon exercise of the options he is purchasing pursuant to the Pesin Agreement.


         IN WITNESS WHEREOF, King and Lampert have executed this Agreement as of the date first written above.

                                              ______________________________
                                              Brian King



                                              ______________________________
                                              Keith Lampert



                                      2-4

                            SECURED PROMISSORY NOTE


$100,781.25                                               As of November 7, 1995


                  FOR VALUE RECEIVED, Brian King ("Obligor") hereby promises to pay to the order of CONCORD CAMERA CORP., a New Jersey corporation (the "Company"), in lawful money of the United States in immediately available funds, at 35 Mileed Way, Avenel, New Jersey, 07001, or at such other place as the Company or any holder hereof may from time to time designate, the principal sum of One Hundred Thousand Seven Hundred Eighty One and 25/100 Dollars ($100,781.25), on November 6, 2000 (or earlier as hereinafter provided), and to pay interest at such office or place from the date hereof on the unpaid principal balance hereof (calculated on the basis of a 365-day year and actual days elapsed) at the rate of six percent (6%) per annum, payable annually in arrears on each anniversary of the date hereof, until such unpaid principal balance shall be due and payable (whether at maturity, by acceleration or otherwise), and thereafter, on demand. In no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law.

                  Interest on this Note shall be payable in cash, except that so long as Obligor remains an employee of the Company or any subsidiary thereof or performs consulting activities for any thereof, Obligor may (i) apply the shares of the Company's Common Stock pledged to the Company as provided below in payment of interest, by delivering to the Company a letter in form and substance reasonably satisfactory to the Company instructing it to apply the requisite number of such shares to the payment of such interest (whereupon the number of shares required for such payment shall be canceled), it being understood that for this purpose such shares shall be valued at the Fair Market Value (as defined below) thereof on the date on which such letter is so delivered to the Company, or (ii) deliver, as payment of interest, a secured promissory note dated the date of payment of interest in the principal amount of such interest payment and having substantially the same terms as this Note. Interest on this Note may also be payable in any combination of cash, shares of the Company's Common Stock or a secured promissory note, all on the terms described in the preceding sentence. For the purposes hereof, the "Fair Market Value" per share of Common Stock of the Company ("Common Stock") on any date means the average of the closing prices for the Common Stock for the five consecutive trading days immediately preceding such date. The closing price for the Common Stock on any date shall be the closing price thereof officially reported on that date (or if there were no sales on that date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company (whose determination shall be conclusive), based on the best information available to it.


                                      2-5

                  Pursuant to an Agreement, dated as of June 11, 1998 among Lawrence Pesin ("Pesin"), the Company, Keith Lampert, and the Obligor (the "Agreement"), Pesin, with the Company's consent, sold to Obligor the shares of Common Stock listed on Schedule A hereto (the "Shares"). Obligor paid the purchase price for the Shares by delivering to the Company this Note in partial substitution for that certain Amended and Restated Secured Promissory Note, dated as of November 7, 1995 from Pesin to the Company in the principal amount of $201,562.50 (the "Old Note"). Amounts not in excess of $100,781.25 in principal, and accrued but unpaid interest on such principal amount, outstanding under the Old Note on the date hereof shall be evidenced by and repayable in accordance with this Note.

                  To secure the complete and timely performance by Obligor of Obligor's obligations under this Note, Obligor hereby pledges to the Company, and grants to the Company a security interest in, the Shares. To perfect such pledge, the Company will maintain possession of the Shares, as evidenced by a properly issued and countersigned stock certificate therefor and accompanied by a duly executed stock power therefor endorsed in blank, and the Company hereby acknowledges possession of the Shares and stock powers. The term "Pledged Securities," as used herein, means the shares, certificate and stock power so delivered, plus any additional money, property or securities delivered to or otherwise held by the Company as additional security pursuant to the provisions of this Note. Obligor does hereby create a further such security interest in all dividends and distributions that may hereafter be declared or paid upon the Pledged Securities as well as any securities issued in subdivision or combination thereof, or in substitution therefor, to be received by the Company and held as additional security for Obligor's obligations under this Note. Obligor shall forthwith deliver to the Company any and all of such dividends, distributions and securities that may be at any time received by Obligor (and the Company is authorized to retain the same), to be held by the Company as though the same were Pledged Securities, in accordance with the terms of this Note. Any cash received and retained by the Company as additional security hereunder pursuant to the foregoing provisions may at any time and from time to time be applied (in whole or in part) by the Company, at the Company's option, to the payment of interest on and/or principal of this Note (as the Company shall in its sold discretion determined).

                  Obligor represents and warrants to the Company that Obligor has, and will have while the Pledged Securities are on deposit with the Company hereunder, good title to all of the Pledged Securities, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever (except as provided herein); provided, however, that, (i) in the event of any sale of Pledged Securities pursuant to the express terms and conditions of Section 1(b) of the Agreement as amended on the date hereof, Company shall release such Pledged Securities from the security interest granted hereby and the same shall cease to be Pledged Securities for all purposes hereunder, and (ii) in the event of any voluntary prepayment by Obligor of all or any portion of the principal of this Note, Company shall release that number of the Pledged Securities (rounded to the nearest whole share) as shall equal the principal amount so prepaid divided by $5.375.


                                       2-6

                  So long as the Pledged Securities are on deposit with the Company hereunder, Obligor shall be entitled to exercise, as Obligor shall think fit, but in a manner not inconsistent with the terms of this Note, the voting power with respect to the Pledged Securities, subject to the terms of the Voting Agreement (as defined in the Agreement as amended on the date hereof).

                  Obligor hereby appoints the Company as Obligor's attorney-in-fact for the purpose of carrying out the provisions of the Agreement as amended on the date hereof and taking any action and executing any instrument which either may deem necessary or advisable to accomplish the purposes hereof or thereof. Without limiting the generality of the foregoing, the Company shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Obligor representing any interest or dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same.

                  Notwithstanding anything to the contrary contained herein, if Obligor ceases to be an employee of the Company or any subsidiary thereof or ceases to be engaged in consulting activities for any thereof, all amounts owing under this Note shall thereupon become and be immediately due and payable unless the Company notifies the Purchaser otherwise.

                  If (i) Obligor shall fail to make any payment hereunder on or prior to the date on which such payment is due (including pursuant to the immediately preceding paragraph), (ii) Obligor shall die, (iii) Obligor shall
(A) be generally not paying his debts as they become due, (B) file, consent by answer or otherwise to the filing against it of, default with respect to, or not timely controvert, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (C) make an assignment for the benefit of Obligor's creditors, (D) be adjudicated insolvent; or (E) take action for the purpose of any of the foregoing, or (iv) a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to Obligor or with respect to any substantial part of Obligor's property, or an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Obligor, or any petition for any such relief shall be filed against Obligor and such petition shall not be dismissed within 60 days -- then and in any such event (each such event referred to in this paragraph being referred to herein as an "Event of Default"), in addition to all rights and remedies of the Company under applicable law and otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Company may, at its option, declare all amounts owing under this Note to be due and payable, whereupon the maturity of this Note shall be accelerated and all amounts owing hereunder shall forthwith become and be immediately due and payable.




                                       2-7

                  If an Event of Default shall occur and be continuing (without waiver), then, and in any such event, the Company shall be entitled to exercise any and all rights and remedies with respect to the Pledged Securities or any part thereof as are provided by the Uniform Commercial Code of the State of New Jersey, as now or hereafter in effect, or other applicable law. In furtherance of and without limiting the foregoing, in such event the Company shall be entitled, at its option and upon five days' prior notice to Obligor, to apply all or any part of the Pledged Securities in satisfaction of amounts due under this Note, by canceling the Pledged Securities applied to the payment thereof (and for the purposes hereof the Pledged Securities shall be valued at the Fair Market Value thereof on the date of payment). Obligor recognizes that the Company would be unable to effect a public sale of all or a part of the Pledged Securities absent compliance with the Securities Act of 1933, as amended, as now or hereafter in effect, and/or applicable Blue Sky or other state securities laws, as now or hereafter in effect, and that compliance with the foregoing would subject the Company to considerable expense. Accordingly, Obligor agrees that the Company shall be deemed to have acted in a commercially reasonable manner by canceling Pledged Securities (in lieu of any sale thereof) as aforesaid in satisfaction of amounts due under this Note.

                  Obligor and all endorsers, guarantors and sureties hereof hereby severally waive diligence, demand, presentment, protest and notice of any kind, and assent to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

                  Obligor may, at his or her option, at any time and from time to time, prepay all or any part of the principal of this Note, without penalty or premium (each such prepayment to be applied first to accrued interest and then to principal).

                  This Note may not be changed, modified or terminated except by an agreement in writing signed by the Company and Obligor.

                  Obligor agrees to pay all costs and expenses including reasonable attorneys' fees, incurred by any holder of this Note in investigating and enforcing any of such holder's rights and remedies following an Event of Default hereunder, whether or not suit is instituted.

                  In the event of any litigation with respect to any of this Note or the Collateral, Obligor waives the right to a trial by jury. Obligor hereby irrevocably consents to the jurisdiction of the courts of the State of New Jersey and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or the Collateral. Process in any such action or proceeding may be served on Obligor anywhere in the world, whether within or without the State of New Jersey, by first class certified or registered mail, postage prepaid, return receipt requested, or by any other method allowed by law.




                                       2-8

                  This Note shall be governed by New Jersey law without regard to the conflicts of law principles thereof.



                                                  ____________________________
                                                  Brian King



                                       2-9

           SCHEDULE A TO AMENDED AND RESTATED SECURED PROMISSORY NOTE

                               PLEDGED SECURITIES


18,750 Shares No Par Value Concord Camera Corp. Common Stock







                                      2-10

                             SECURED PROMISSORY NOTE


$100,781.25                                               As of November 7, 1995


                  FOR VALUE RECEIVED, Keith Lampert ("Obligor") hereby promises to pay to the order of CONCORD CAMERA CORP., a New Jersey corporation (the "Company"), in lawful money of the United States in immediately available funds, at 35 Mileed Way, Avenel, New Jersey, 07001, or at such other place as the Company or any holder hereof may from time to time designate, the principal sum of One Hundred Thousand Seven Hundred Eighty One and 25/100 Dollars ($100,781.25), on November 6, 2000 (or earlier as hereinafter provided), and to pay interest at such office or place from the date hereof on the unpaid principal balance hereof (calculated on the basis of a 365-day year and actual days elapsed) at the rate of six percent (6%) per annum, payable annually in arrears on each anniversary of the date hereof, until such unpaid principal balance shall be due and payable (whether at maturity, by acceleration or otherwise), and thereafter, on demand. In no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law.

                  Interest on this Note shall be payable in cash, except that so long as Obligor remains an employee of the Company or any subsidiary thereof or performs consulting activities for any thereof, Obligor may (i) apply the shares of the Company's Common Stock pledged to the Company as provided below in payment of interest, by delivering to the Company a letter in form and substance reasonably satisfactory to the Company instructing it to apply the requisite number of such shares to the payment of such interest (whereupon the number of shares required for such payment shall be canceled), it being understood that for this purpose such shares shall be valued at the Fair Market Value (as defined below) thereof on the date on which such letter is so delivered to the Company, or (ii) deliver, as payment of interest, a secured promissory note dated the date of payment of interest in the principal amount of such interest payment and having substantially the same terms as this Note. Interest on this Note may also be payable in any combination of cash, shares of the Company's Common Stock or a secured promissory note, all on the terms described in the preceding sentence. For the purposes hereof, the "Fair Market Value" per share of Common Stock of the Company ("Common Stock") on any date means the average of the closing prices for the Common Stock for the five consecutive trading days immediately preceding such date. The closing price for the Common Stock on any date shall be the closing price thereof officially reported on that date (or if there were no sales on that date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company (whose determination shall be conclusive), based on the best information available to it.



                                      2-11

                  Pursuant to an Agreement, dated as of June 11, 1998, among Lawrence Pesin ("Pesin"), the Company, Brian King, and the Obligor (the "Agreement"), Pesin, with the Company's consent, sold to Obligor the shares of Common Stock listed on Schedule A hereto (the "Shares"). Obligor paid the purchase price for the Shares by delivering to the Company this Note in partial substitution for that certain Amended and Restated Secured Promissory Note, dated as of November 7, 1995 from Pesin to the Company in the principal amount of $201,562.50 (the "Old Note"). Amounts not in excess of $100,781.25 in principal, and accrued but unpaid interest on such principal amount, outstanding under the Old Note on the date hereof shall be evidenced by and repayable in accordance with this Note.

                  To secure the complete and timely performance by Obligor of Obligor's obligations under this Note, Obligor hereby pledges to the Company, and grants to the Company a security interest in, the Shares. To perfect such pledge, the Company will maintain possession of the Shares, as evidenced by a properly issued and countersigned stock certificate therefor and accompanied by a duly executed stock power therefor endorsed in blank, and the Company hereby acknowledges possession of the Shares and stock powers. The term "Pledged Securities," as used herein, means the shares, certificate and stock power so delivered, plus any additional money, property or securities delivered to or otherwise held by the Company as additional security pursuant to the provisions of this Note. Obligor does hereby create a further such security interest in all dividends and distributions that may hereafter be declared or paid upon the Pledged Securities as well as any securities issued in subdivision or combination thereof, or in substitution therefor, to be received by the Company and held as additional security for Obligor's obligations under this Note. Obligor shall forthwith deliver to the Company any and all of such dividends, distributions and securities that may be at any time received by Obligor (and the Company is authorized to retain the same), to be held by the Company as though the same were Pledged Securities, in accordance with the terms of this Note. Any cash received and retained by the Company as additional security hereunder pursuant to the foregoing provisions may at any time and from time to time be applied (in whole or in part) by the Company, at the Company's option, to the payment of interest on and/or principal of this Note (as the Company shall in its sold discretion determined).

                  Obligor represents and warrants to the Company that Obligor has, and will have while the Pledged Securities are on deposit with the Company hereunder, good title to all of the Pledged Securities, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever (except as provided herein); provided, however, that, (i) in the event of any sale of Pledged Securities pursuant to the express terms and conditions of Section 1(b) of the Agreement as amended on the date hereof, Company shall release such Pledged Securities from the security interest granted hereby and the same shall cease to be Pledged Securities for all purposes hereunder, and (ii) in the event of any voluntary prepayment by Obligor of all or any portion of the principal of this Note, Company shall release that number of the Pledged Securities (rounded to the nearest whole share) as shall equal the principal amount so prepaid divided by $5.375.



                                      2-12

                  So long as the Pledged Securities are on deposit with the Company hereunder, Obligor shall be entitled to exercise, as Obligor shall think fit, but in a manner not inconsistent with the terms of this Note, the voting power with respect to the Pledged Securities, subject to the terms of the Voting Agreement (as defined in the Agreement as amended on the date hereof).

                  Obligor hereby appoints the Company as Obligor's attorney-in-fact for the purpose of carrying out the provisions of the Agreement as amended on the date hereof and taking any action and executing any instrument which either may deem necessary or advisable to accomplish the purposes hereof or thereof. Without limiting the generality of the foregoing, the Company shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Obligor representing any interest or dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same.

                  Notwithstanding anything to the contrary contained herein, if Obligor ceases to be an employee of the Company or any subsidiary thereof or ceases to be engaged in consulting activities for any thereof, all amounts owing under this Note shall thereupon become and be immediately due and payable unless the Company notifies the Purchaser otherwise.

                  If (i) Obligor shall fail to make any payment hereunder on or prior to the date on which such payment is due (including pursuant to the immediately preceding paragraph), (ii) Obligor shall die, (iii) Obligor shall
(A) be generally not paying his debts as they become due, (B) file, consent by answer or otherwise to the filing against it of, default with respect to, or not timely controvert, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (C) make an assignment for the benefit of Obligor's creditors, (D) be adjudicated insolvent; or (E) take action for the purpose of any of the foregoing, or (iv) a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to Obligor or with respect to any substantial part of Obligor's property, or an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Obligor, or any petition for any such relief shall be filed against Obligor and such petition shall not be dismissed within 60 days -- then and in any such event (each such event referred to in this paragraph being referred to herein as an "Event of Default"), in addition to all rights and remedies of the Company under applicable law and otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Company may, at its option, declare all amounts owing under this Note to be due and payable, whereupon the maturity of this Note shall be accelerated and all amounts owing hereunder shall forthwith become and be immediately due and payable.




                                      2-13

                  If an Event of Default shall occur and be continuing (without waiver), then, and in any such event, the Company shall be entitled to exercise any and all rights and remedies with respect to the Pledged Securities or any part thereof as are provided by the Uniform Commercial Code of the State of New Jersey, as now or hereafter in effect, or other applicable law. In furtherance of and without limiting the foregoing, in such event the Company shall be entitled, at its option and upon five days' prior notice to Obligor, to apply all or any part of the Pledged Securities in satisfaction of amounts due under this Note, by canceling the Pledged Securities applied to the payment thereof (and for the purposes hereof the Pledged Securities shall be valued at the Fair Market Value thereof on the date of payment). Obligor recognizes that the Company would be unable to effect a public sale of all or a part of the Pledged Securities absent compliance with the Securities Act of 1933, as amended, as now or hereafter in effect, and/or applicable Blue Sky or other state securities laws, as now or hereafter in effect, and that compliance with the foregoing would subject the Company to considerable expense. Accordingly, Obligor agrees that the Company shall be deemed to have acted in a commercially reasonable manner by canceling Pledged Securities (in lieu of any sale thereof) as aforesaid in satisfaction of amounts due under this Note.

                  Obligor and all endorsers, guarantors and sureties hereof hereby severally waive diligence, demand, presentment, protest and notice of any kind, and assent to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

                  Obligor may, at his or her option, at any time and from time to time, prepay all or any part of the principal of this Note, without penalty or premium (each such prepayment to be applied first to accrued interest and then to principal).

                  This Note may not be changed, modified or terminated except by an agreement in writing signed by the Company and Obligor.

                  Obligor agrees to pay all costs and expenses including reasonable attorneys' fees, incurred by any holder of this Note in investigating and enforcing any of such holder's rights and remedies following an Event of Default hereunder, whether or not suit is instituted.

                  In the event of any litigation with respect to any of this Note or the Collateral, Obligor waives the right to a trial by jury. Obligor hereby irrevocably consents to the jurisdiction of the courts of the State of New Jersey and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or the Collateral. Process in any such action or proceeding may be served on Obligor anywhere in the world, whether within or without the State of New Jersey, by first class certified or registered mail, postage prepaid, return receipt requested, or by any other method allowed by law.




                                      2-14

                  This Note shall be governed by New Jersey law without regard to the conflicts of law principles thereof.



                                                   ___________________________
                                                   Keith Lampert



                                      2-15

           SCHEDULE A TO AMENDED AND RESTATED SECURED PROMISSORY NOTE

                               PLEDGED SECURITIES


18,750 Shares No Par Value Concord Camera Corp. Common Stock







                                      2-16

         OPTION AGREEMENT, dated as of December 22, 1996, between Brian King (the "Optionee"), with a business address at c/o Concord Camera Corp., 35 Mileed Way, Avenel, New Jersey 07001-2403, and CONCORD CAMERA CORP. ("Concord"), a New Jersey corporation.

         WHEREAS, the Optionee is presently employed by Concord or a subsidiary (as defined in Concord's Incentive Plan (the "Plan")) thereof (collectively, the "Concord Group of Companies"); and

         WHEREAS, Concord is desirous of increasing the incentive of the Optionee to exert his utmost efforts to contribute to the future success and prosperity of the Concord Group of Companies; and

         WHEREAS, with Concord's consent, pursuant to that certain Agreement, dated as of June 11, 1998 by and among Lawrence Pesin ("Pesin") the Optionee, Brian King and Keith Lampert, the Optionee has purchased from Pesin the right and option to purchase an aggregate of 18,750 shares of Concord's no par value common stock (the "Common Stock"); and

         WHEREAS, upon execution of this Option Agreement, that certain Option Agreement, dated as of December 22, 1996, by and between Pesin and Concord is being canceled and replaced in part by this Option Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1. Grant of Option.

         Pursuant to the Plan, and subject to the terms and conditions set forth therein and herein, Concord hereby grants to the Optionee the right and option (the "Option") to purchase an aggregate of 18,750 shares (the "Option Shares") of Concord's no par value common stock (the "Common Stock") which Option is intended to qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").



                                      2-17

         2. Purchase Price.

         The purchase price (the "Purchase Price") ofthe Option Shares shall be $1.8125 per share, subject to adjustment pursuant to Paragraph 6.

         3. Time of Exercise

         (a) The Optionee shall be entitled to exercise the Option: (1) as to 20% of total number of Option Shares as of the date hereof, and (ii) as to an additional 1/48 of the total number of remaining Option Shares on December 31, 1996 and on the last day of each subsequent calendar month until November 30, 2000 (see attached "Exhibit A" vesting schedule).

         (b) The Option shall expire and shall not be exercisable after December 21,2006. unless the Option shall be sooner terminated pursuant to Paragraph 4.

         (c) Notwithstanding anything to the contrary contained herein, if the average Fair Market Value (as defined below) of one share of Common Stock shall be equal to or greater than $5.00 for 90 consecutive trading days, the Option shall immediately become exercisable as to all the underlying shares of Common Stock.

         4. Exercise of Option After Termination of Emplovment or Death.

         (a) Except as provided in subparagraph 4(b) below, if the employment of the Optionee with a member of the Concord Group of Companies shall be terminated for any reason and immediately after such termination the Optionee shall not then be employed by any other member of the Concord Group of Companies, the Option to the extent not therefore exercised or exercisable shall expire forthwith unless otherwise agreed to by Concord.

         (b) If the Optionee's employment with a member of the Concord Group of Companies shall be terminated for cause by Concord or voluntarily by Optionee without the consent of Concord, the Option, to the extent not exercised, shall immediately terminate and cease to be exercisable. If the Optionee's employment is terminated by death, disability, without cause by Concord or voluntarily by Optionee with the consent of Concord, then any unvested portion of the Option shall be forfeited and the Option may be exercised as to the vested portion at any time or from time to time until earlier of four years from the date of termination or December 21, 2006.



                                      2-18

         (c) The Option may not be exercised pursuant to this Paragraph 4 except to the extent that the Optionee was entitled to exercise the Option at the time of the termination of his employment, or at the time of his death, and in any event may not be exercised after December 21, 2006.

         5. Leave of Absence.

         In the event the Optionee is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government), the Optionee shall be considered as remaining in the employ of his employer for 90 days or such longer period as shall be determined by the Board of Directors of his employer.

         6. Adjustment upon changes in Capitalization.

         (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors of Concord in the aggregate number of Option Shares and Purchase Price. If Concord shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of Concord shall be sold or exchanged, the Optionee shall thereupon, be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Option shares covered by the Option; provided, however, that if any of such events occur, the Board of Directors of Concord shall have the discretionary power to prevent the Option from being disqualified as an incentive stock option.


                                      2-19

         (b) Any adjustment under this Paragraph 6 in the number of shares of Common Stock subject to the Option shall apply proportionately to only the unexercised and unexercisable portion of the Option. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

         7. Method of Exercising Option.

         (a) The Option shall be exercised by the delivery by Optionee to Concord at its principal office (or at such other address as may be established by Concord's Board of Directors) of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the Purchase Price of such shares. Payment of the Purchase Price for such shares of Common Stock may be made (i) in U. S. dollars by delivery of cash or personal check, bank draft or money order payable to the order of Concord or by money transfers or direct account debits; (ii) by delivery of certificates reoresenting shares of Common Stock having a fair market value (as defined below) equal to the such Purchase Price; (iii) pursuant to a broker-assisted "cashless exercise" program if established by Concord; and
(iv) by any combination of the methods of payment described in (i) through (iii) above.

         (b) For purposes hereof, the fair market value of a share of Common Stock on anv date means the closing price for the Common Stock on such date. The closing price for the Common Stock on any date shall be the closing price thereof officially reported on that date (or if there were no sales on that date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, as determined in good faith by resolution of the Board of Directors of Concord (whose determination shall be conclusive), based on the best information available to it.


                                      2-20

         8. Withholding.

         Concord's obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the payment by the Optionee of any applicable federal, state and local withholding tax. Concord shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of Concord's Board of Directors or any committee thereof to disapprove any such election and require the withholding tax in cash, the Optionee shall have the right to elect to pay the withholding tax with shares of Common Stock to be received upon exercise of the Option or which are otherwise owned by the Optionee. Any election to pay withholding taxes with stock shall be irrevocable once made.

         9. Representations.

         (a) Unless prior to the exercise of the Option the shares of Common Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there isthen in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to the Option shall be accompanied by a representation or agreement of the Optionee to Concord to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by Concord, unless, in the opinion of counsel to Concord, such representation, agreement or documentation is not necessary to comply with the Securities Act. If appropriate, certificate(s) for the Option Shares issued upon the exercise of the Option shall bear a legend reciting that such Option Shares may only be transferred if there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act unless, in the opinion of counsel to Concord, such registration is not required. Concord may also issue "stop transfer" instructions with respect to Option Shares acquired by the exercise of the Option.


                                      2-21

         (b) Concord shall not be abligated to issue or sell any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed and until and unless, in the opinion of counsel to Concord, Concord may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. Concord shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

         10. Option Cannot be Transferred.

         Unless otherwise agreed to by Concord, the Option is not transferable otherwise than by will or the laws of descent and distribution, and the Qption may be exercised during Optionee's lifetime only by the Optionee. Any attempt to transfer the Option in contravention of this Paragraph 10 is void ab initio. The Option shall not be subject to execution, attachment or other process.

         11. No Rights in Option Shares.

         The Optionee shall have none ofthe rights as a shareholder with respect to any Option Shares until such Option Shares shall be issued to him upon exercise of the Option.

         12. Not a Contract of Emplovment.

         Nothing contained herein shall confer upon the Optionee any right to remain in the employ of any member of the Concord Group of Companies.


         13. Miscellaneous.



                                      2-22

         This Option Agreement cannot be changed or terminated orally. This Option Agreement contains the entire agreement between the parties relating to the subject matter hereof. This Option Agreement has been executed in the State of New Jersey and shall be governed by and construed in accordance with the laws of New Jersey. The paragraph headings herein are intended for convenience of reference only and shall not affect the interpretation hereof.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.


CONCORD CAMERA CORP.


By: /s/ Ira B. Lampert
   ______________________
       Ira B. Lampert
       Chairman & CEO


Optionee:

/s/ Brian King
______________________
Brian King




                                      2-23

         OPTION AGREEMENT, dated as of December 22, 1996, between Keith Lampert (the "Optionee"), with a business address at c/o Concord Camera Corp., 35 Mileed Way, Avenel, New Jersey 07001-2403, and CONCORD CAMERA CORP. ("Concord"), a New Jersey corporation.

         WHEREAS, the Optionee is presently employed by Concord or a subsidiary (as defined in Concord's Incentive Plan (the "Plan")) thereof (collectively, the "Concord Group of Companies"); and

         WHEREAS, Concord is desirous of increasing the incentive of the Optionee to exert his utmost efforts to contribute to the future success and prosperity of the Concord Group of Companies; and

         WHEREAS, with Concord's consent, pursuant to that certain Agreement, dated as of June 11, 1998 by and among Lawrence Pesin ("Pesin") the Optionee, Brian King and Keith Lampert, the Optionee has purchased from Pesin the right and option to purchase an aggregate of 18,750 shares of Concord's no par value common stock (the "Common Stock"); and

         WHEREAS, upon execution of this Option Agreement, that certain Option Agreement, dated as of December 22, 1996, by and between Pesin and Concord is being canceled and replaced in part by this Option Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1. Grant of Option.

         Pursuant to the Plan, and subject to the terms and conditions set forth therein and herein, Concord hereby grants to the Optionee the right and option (the "Option") to purchase an aggregate of 18,750 shares (the "Option Shares") of Concord's no par value common stock (the "Common Stock") which Option is intended to qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                      2-24

         2. Purchase Price.

         The purchase price (the "Purchase Price") of the Option Shares shall be $1.8125 per share, subject to adjustment pursuant to Paragraph 6.

         3. Time of Exercise

         (a) The Optionee shall be entitled to exercise the Option: (1) as to 20% of total number of Option Shares as of the date hereof, and (ii) as to an additional 1/48 of the total number of remaining Option Shares on December 31, 1996 and on the last day of each subsequent calendar month until November 30, 2000 (see attached "Exhibit A" vesting schedule).

         (b) The Option shall expire and shall not be exercisable after December 21, 2006. unless the Option shall be sooner terminated pursuant to Paragraph 4.

         (c) Notwithstanding anything to the contrary contained herein, if the average Fair Market Value (as defined below) of one share of Common Stock shall be equal to or greater than $5.00 for 90 consecutive trading days, the Option shall immediately become exercisable as to all the underlying shares of Common Stock.

         4. Exercise of Option After Termination of Employment or Death.

         (a) Except as provided in subparagraph 4(b) below, if the employment of the Optionee with a member of the Concord Group of Companies shall be terminated for any reason and immediately after such termination the Optionee shall not then be employed by any other member of the Concord Group of Companies, the Option to the extent not therefore exercised or exercisable shall expire forthwith unless otherwise agreed to by Concord.

         (b) If the Optionee's employment with a member of the Concord Group of Companies shall be terminated for cause by Concord or voluntarily by Optionee without the consent of Concord, the Option, to the extent not exercised, shall immediately terminate and cease to be exercisable. If the Optionee's employment is terminated by death, disability, without cause by Concord or voluntarily by Optionee with the consent of Concord, then any unvested portion of the Option shall be forfeited and the Option may be exercised as to the vested portion at any time or from time to time until earlier of four years from the date of termination or December 21, 2006.

                                      2-25

         (c) The Option may not be exercised pursuant to this Paragraph 4 except to the extent that the Optionee was entitled to exercise the Option at the time of the termination of his employment, or at the time of his death, and in any event may not be exercised after December 21, 2006.

         5. Leave of Absence.

         In the event the Optionee is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government), the Optionee shall be considered as remaining in the employ of his employer for 90 days or such longer period as shall be determined by the Board of Directors of his employer.

         6. Adjustment upon changes in Capitalization.

         (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors of Concord in the aggregate number of Option Shares and Purchase Price. If Concord shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of Concord shall be sold or exchanged, the Optionee shall thereupon, be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Option shares covered by the Option; provided, however, that if any of such events occur, the Board of Directors of Concord shall have the discretionary power to prevent the Option from being disqualified as an incentive stock option.

                                      2-26

         (b) Any adjustment under this Paragraph 6 in the number of shares of Common Stock subject to the Option shall apply proportionately to only the unexercised and unexercisable portion of the Option. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

         7. Method of Exercising Option.

         (a) The Option shall be exercised by the delivery by Optionee to Concord at its principal office (or at such other address as may be established by Concord's Board of Directors) of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the Purchase Price of such shares. Payment of the Purchase Price for such shares of Common Stock may be made (i) in U. S. dollars by delivery of cash or personal check, bank draft or money order payable to the order of Concord or by money transfers or direct account debits; (ii) by delivery of certificates reoresenting shares of Common Stock having a fair market value (as defined below) equal to the such Purchase Price; (iii) pursuant to a broker-assisted "cashless exercise" program if established by Concord; and
(iv) by any combination of the methods of payment described in (i) through (iii) above.

         (b) For purposes hereof, the fair market value of a share of Common Stock on anv date means the closing price for the Common Stock on such date. The closing price for the Common Stock on any date shall be the closing price thereof officially reported on that date (or if there were no sales on that date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, as determined in good faith by resolution of the Board of Directors of Concord (whose determination shall be conclusive), based on the best information available to it.

                                      2-27

         8. Withholding.

         Concord's obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the payment by the Optionee of any applicable federal, state and local withholding tax. Concord shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of Concord's Board of Directors or any committee thereof to disapprove any such election and require the withholding tax in cash, the Optionee shall have the right to elect to pay the withholding tax with shares of Common Stock to be received upon exercise of the Option or which are otherwise owned by the Optionee. Any election to pay withholding taxes with stock shall be irrevocable once made.

         9. Representations.

         (a) Unless prior to the exercise of the Option the shares of Common Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there isthen in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to the Option shall be accompanied by a representation or agreement of the Optionee to Concord to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by Concord, unless, in the opinion of counsel to Concord, such representation, agreement or documentation is not necessary to comply with the Securities Act. If appropriate, certificate(s) for the Option Shares issued upon the exercise of the Option shall bear a legend reciting that such Option Shares may only be transferred if there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act unless, in the opinion of counsel to Concord, such registration is not required. Concord may also issue "stop transfer" instructions with respect to Option Shares acquired by the exercise of the Option.

                                      2-28

         (b) Concord shall not be abligated to issue or sell any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed and until and unless, in the opinion of counsel to Concord, Concord may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. Concord shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

         10. Option Cannot be Transferred.

         Unless otherwise agreed to by Concord, the Option is not transferable otherwise than by will or the laws of descent and distribution, and the Qption may be exercised during Optionee's lifetime only by the Optionee. Any attempt to transfer the Option in contravention of this Paragraph 10 is void ab initio. The Option shall not be subject to execution, attachment or other process.

         11. No Rights in Option Shares.

         The Optionee shall have none ofthe rights as a shareholder with respect to any Option Shares until such Option Shares shall be issued to him upon exercise of the Option.

         12. Not a Contract of Emplovment.

         Nothing contained herein shall confer upon the Optionee any right to remain in the employ of any member of the Concord Group of Companies.

                                      2-29

         13. Miscellaneous.

         This Option Agreement cannot be changed or terminated orally. This Option Agreement contains the entire agreement between the parties relating to the subject matter hereof. This Option Agreement has been executed in the State of New Jersey and shall be governed by and construed in accordance with the laws of New Jersey. The paragraph headings herein are intended for convenience of reference only and shall not affect the interpretation hereof.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.


CONCORD CAMERA CORP.


By: /s/ Ira B. Lampert
    ______________________
       Ira B. Lampert
       Chairman & CEO


Optionee:

/s/ Keith Lampert
__________________________
Keith Lampert

                                      2-30